As filed with the Securities and Exchange Commission on August 16, 1996
                                                   Registration No. 333-
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                               POWER SPECTRA, INC.
              (Exact nam of Registrant as specified in its charter)


            California                                   94-2687782
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
 of incorporation or organization)


                                919 Hermosa Court
                           Sunnyvale, California 94086
   (Address, including zip code, of Registrant's principal executive offices)


                                 1996 STOCK PLAN
                              DIRECTOR OPTION PLAN
                            (Full title of the plan)


                                 GORDON H. SMITH
                      President and Chief Executive Officer
                               POWER SPECTRA, INC.
                                919 Hermosa Court
                           Sunnyvale, California 94086
                                 (408) 737-7977
(Name, address, and telephone number, including area code, of agent for service)


                                    Copy to:
                            ROBERT T. CLARKSON, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94304
                                 (415) 493-9300

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                                        Proposed        Proposed
                                                                        Maximum         Maximum
                                                         Amount         Offering        Aggregate      Amount of
         Title of Securities to                          to be           Price          Offering      Registration
            be Registered                              Registered       Per Share        Price            Fee
- --------------------------------------------------------------------------------------------------------------------
Common Stock issuable upon exercise  of
options  to be granted under 1996 Stock Plan           1,500,000         $1.00         $1,500,000     $1,500,000
- --------------------------------------------------------------------------------------------------------------------
Common Stock issuable under Director Option Plan         170,000         $1.00           $170,000       $170,000
- --------------------------------------------------------------------------------------------------------------------
Total shares of Common Stock                           1,670,000                       $1,670,000     $1,670,000
====================================================================================================================

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Based upon the closing prices per share of the Common Stock in over-the- counter trading as of August 12, 1996.

                               POWER SPECTRA, INC.

                       REGISTRATION STATEMENT ON FORM S-8


PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.        Incorporation of Documents by Reference

         There are hereby incorporated by reference into this Registration Statement and into the Prospectus relating to this Registration Statement pursuant to Rule 428 the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         1. The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A dated April 18, 1988 filed pursuant to Section 12 of the Securities Exchange Act of 1934.

         2. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         3. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.


Item 4.        Description of Securities

               Not Applicable.


Item 5.        Interests of Named Experts and Counsel

               Not applicable.

Item 6.        Indemnification of Directors and Officers

        Section 317 of the California Corporations Code authorizes the Company's Board of Directors to grant indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Furthermore,
Article IV of the Company's Amended and Restated Articles of Incorporation eliminates the liability of a director for monetary damages to the fullest extent permissible under California law. In addition, Article VI of the Company's Bylaws provides for indemnification of certain officers, directors, employees and other agents to the maximum extent permitted by the California Corporations Code. The Company has entered into indemnification agreements with its officers and directors which provide such persons with the maximum indemnification allowed under applicable law. These agreements also resolve certain procedural and substantive matters which are not covered, or are covered in less detail, in the Bylaws or the California Corporations Code.


Item 7.        Exemption from Registration Claimed

               Not Applicable.


Item 8.        Exhibits



Exhibit
Number                               Document
- --------------  ----------------------------------------------------------------
4.1             1996 Stock Plan

4.2*            1992 Director Option Plan

5.1             Opinion of counsel as to legality of securities being registered

23.1            Consent of Grant Thornton, LLP, Independent Certified Public
                Accountants

23.2            Consent of Ernst & Young, LLP, Independent Auditors

23.3            Consent of Counsel (contained in Exhibit 5.1).

24.1            Power of Attorney (see page II-5).

- ---------------------

*Filed as an exhibit to Registration Statement on Form S-8 (File No. 33-57280), as filed with the SEC on January 21, 1993.

Item 9.        Undertakings

        (a)    The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to directors, officers and controlling persons of the Registrant pursuant to the items described in Item 6 of Part II of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Power Spectra, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on the 15th day of August, 1996.

                                      POWER SPECTRA, INC.


                                      By:   /s/ Gordon H. Smith
                                            -------------------------------
                                            Gordon H. Smith, President and
                                            Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gordon H. Smith and Edward J. Lamb and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to any and all amendments to the Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                               Date
- ------------------------------------        ------------------------------------        ---------------

 /s/ Gordon H. Smith                        President, Chief Executive Officer          August 15, 1996
- ------------------------------------        and Director (Principal Executive
Gordon H. Smith                             Officer)


 /s/ Edward J. Lamb                         Chief Financial Officer  (Principal         August 15, 1996
- ---------------------------                 Financial and Accounting Officer)
Edward J. Lamb

 /s/ Michael I. Gamble                      Director                                    August 15, 1996
- ------------------------------------
Michael I. Gamble

 /s/ Richard A. Williams                    Director                                    August 15, 1996
- ------------------------------------
Richard A. Williams

 /s/ John Hewitt, Jr.                       Director                                    August 15, 1996
- ------------------------------------
John Hewitt, Jr.

 /s/ John W. Pauly                          Director                                    August 15, 1996
- ------------------------------------
John W. Pauly

 /s/ Gene J. Kennedy                        Director                                    August 15, 1996
- ---------------------------
Gene J. Kennedy


                                            Director
- ---------------------------
James A. Glaze


                               POWER SPECTRA, INC.
                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS




   Exhibit
   Number                         Description
- ------------- -----------------------------------------------------------------
    4.1       1996 Stock Plan
    4.2*      1992 Director Option Plan
    5.1       Opinion of counsel as to legality of securities being registered
   23.1       Consent of Grant Thornton, LLP, Independent Certified Public
              Accountants
   23.2       Consent of Ernst & Young, LLP, Independent Auditors
   23.3       Consent of Counsel (contained in Exhibit 5.1)
   24.1       Power of Attorney (see page II-5)



- ---------------------------

* Filed as an exhibit to Registration Statement on Form S-8 (File No. 33-57280), as filed with the SEC on January 21, 1993.


                                       S-1